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                                                                    EXHIBIT (11)


                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS





                                                             Three Months Ended June 30,
                                                             ---------------------------
                                                             1997                   1996
                                                             ----                   ----
                                                Primary        Diluted           Primary        Diluted
                                                -------        -------           -------        -------
Net Income                                    $   3,579      $   3,579         $   3,361      $   3,361
                                              =========      =========         =========      =========

Average Shares:
   Common                                         8,247          8,247             7,550          7,550
   Common equivalents                               289            349               521            599
                                              ---------      ---------         ---------      ---------
           Total                              $   8,536      $   8,596         $   8,071      $   8,149
                                              =========      =========         =========      =========


Earnings per common share                     $    0.42      $    0.42         $    0.42      $    0.41
                                              =========      =========         =========      =========


                                                              Six Months Ended June 30,
                                                              -------------------------
                                                       1997                             1996
                                                       ----                             ----
                                                Primary        Diluted           Primary        Diluted
                                                -------        -------           -------        -------
Net Income                                    $   6,873      $   6,873         $   6,849      $   6,849
                                              =========      =========         =========      =========

Average Shares:
   Common                                         8,290          8,290             7,524          7,524
   Common equivalents                               285            349               518            599
                                              ---------      ---------         ---------      ---------
           Total                              $   8,575      $   8,639         $   8,042      $   8,123
                                              =========      =========         =========      =========


Earnings per common share                     $    0.80      $    0.80         $    0.85      $    0.84
                                              =========      =========         =========      =========





Common share equivalents assume exercise of stock options and warrants, if dilutive.